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                                                                       EXHIBIT F

                                 April 22, 1998


ULTRATECH STEPPER, INC.
3050 Zanker Road
San Jose, California 95134

        Re:    Ultratech Stepper, Inc. (the "Company")
               Registration Statement for Registration
               of 575,354 Shares of Common Stock


Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 575,354 shares of the common stock ("Common Stock") of Ultratech Stepper, Inc. (the "Company") issuable under the Company's 1993 Stock Option/Stock Issuance Plan, as amended and restated (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP